Exhibit 99.B(d)(62)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007,

July 6, 2007 and December 17, 2008

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Value Fund

Tax Managed Large Cap Fund

U.S. Managed Volatility Fund

Large Cap Diversified Alpha Fund

Tax-Managed Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Aaron C. Buser	/s/ Theodore R. Aronson

Name:	Name:

Aaron C. Buser	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

(the “Agreement”)

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007,

July 6, 2007 and December 17, 2008

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Value Fund	X.XX%
Tax-Managed Large Cap Fund	X.XX%
U.S. Managed Volatility Fund	X.XX%
Large Cap Diversified Alpha Fund	X.XX%
Tax-Managed Managed Volatility Fund	X.XX%

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Aaron C. Buser	/s/ Theodore R. Aronson

Name:	Name:

Aaron C. Buser	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal